EXHIBIT 99.1

Technical Communications Corporation Reports Additional Business for Afghanistan

CONCORD, Mass., Oct. 19, 2010 (GLOBE NEWSWIRE) -- Technical Communications Corporation (Nasdaq:TCCO), an international communications security and encryption technology company, has received an order valued at approximately $3.7 million for further expansion of its DSP 9000 radio encryptor deployments in Afghanistan. This order includes shipments of DSP 9000 radio encryptors for the local forces in Afghanistan. These new orders were received from Datron World Communications, Inc., a global supplier of HF/VHF tactical communications equipment. This order results from the continuing effort by the Afghan National forces to strengthen their internal security and provide effective and secure communications. Deliveries for this order are planned to be completed in fiscal 2011.

During the past year, TCC has seen a significant increase in shipments to the region, which is driven by the need for secure (encrypted) tactical radio communications between NATO and local security forces. TCC believes this new deployment will significantly increase the ability of the Afghan, NATO and U.S. forces to communicate securely over their HF radios.

The TCC DSP 9000 family of radio encryptors for HF, VHF, and UHF radios are rugged, field grade products with a proven track record of over 15 years of in-use performance with many government agencies and armed forces around the world. The DSP 9000 comes in several models, configurable for airborne, naval, man-pack, land vehicle and police applications. For more information on the DSP 9000 product line and its applications please visit our web site at www.tccsecure.com.

TCC also announced that it expects to release financial results for the fourth quarter and fiscal year ended September 25, 2010 on December 13, 2010 before the opening of the financial markets.

About Technical Communications Corporation

TCC designs, manufactures, and supports superior grade secure communications systems that protect highly sensitive information transmitted over a wide range of data, voice and fax networks. TCC's security solutions protect information privacy on every continent in over 110 countries. Government agencies, militaries, financial institutions, telecommunications carriers and multinational corporations worldwide rely on TCC to protect their communications networks.

Statements made in this press release, including any discussion of our anticipated operating results, financial condition and earnings, as well as, statements about the Company's ability to achieve and sustain growth and profitability and expand product lines and market share, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, identified by the use of such terms as "anticipates," "believes," "expects," "may," "plans" and "estimates," among others, involve known and unknown risks. The Company's results may differ significantly from the results expressed or implied by such forward-looking statements. The Company's results may be affected by many factors, including but not limited to future changes in export laws or regulations, changes in technology, the effect of foreign political unrest, the ability to hire, retain and motivate technical, management and sales personnel, the risks associated with the technical feasibility and market acceptance of new products, changes in telecommunications protocols, the effects of changing costs, exchange rates and interest rates, and the Company's ability to secure adequate capital resources. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Quarterly Reports on Form 10-Q for the quarters ended December 26, 2009, March 27, 2010 and June 25, 2010 and its Annual Report on Form 10-K for the fiscal year ended September 26, 2009.

CONTACT:  Technical Communications Corporation
          Michael P. Malone, Chief Financial Officer
          (978) 287-5100
          www.tccsecure.com
          100 Domino Drive
          Concord, MA  01742 - 2892